                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A
                               (Amendment No.2)

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): May 15, 2001
                                                          ------------

                           POCAHONTAS BANCORP, INC.
                           ------------------------
              (Exact Name of Registrant as Specified in Charter)

         Delaware                       0-23969                 71-0806097
 ----------------------------     ---------------------     -------------------
 (State or Other Jurisdiction       (Commission File No.) (I.R.S. Employer
     of Incorporation)                                    Identification No.)


             203 West Broadway, Pocahontas, Arkansas             72455
             ----------------------------------------             -----
             (Address of Principal Executive Offices)        (Zip Code)

      Registrant's telephone number, including area code: (870) 892-4595
                                                          --------------



                                Not Applicable
                         ----------------------------
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

         On May 15, 2001, Pocahontas Bancorp, Inc. (the "Company") completed its acquisition of Walden / Smith Financial Group, Inc. ("Walden") and its wholly-owned bank subsidiary, First Community Bank. As part of the acquisition, Walden's stockholders received an aggregate of $27.4 million for all of the issued and outstanding common stock of Walden. The transaction was accounted for using the purchase method.

         In connection with the acquisition, the Company's savings bank subsidiary, Pocahontas Federal Savings and Loan Association, changed its name to First Community Bank. In addition, the Company will move its corporate headquarters to Jonesboro, Arkansas within the next several months to enhance its presence in that market.

         The Company also announced the retirement of James A. Edington, its President and Chief Executive Officer, effective September 30, 2001. He will be succeeded by Dwayne Powell, the Company's Chief Financial Officer. In addition, the Company announced that two of its directors retired from the Board of Directors effective June 30, 2001. The Company expects to replace these directors.

         The charge-off of excess facilities in the Pocahontas, Arkansas area and the funding of retirement and severance agreements associated with the move of the corporate headquarters to Jonesboro, Arkansas will result in an after-tax restructuring charge in the range of $2.1 million, or $0.47 per share. The restructuring charge was in the third quarter of fiscal 2001.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial statements of businesses acquired. The following financial statements are included in this current report:

         (1) Audited consolidated financial statements of Walden as of and for the years ended December 31, 2000 and 1999.

         (2) Unaudited consolidated financial statements of Walden as of March 31, 2001 and for the three-months ended March 31, 2001 and 2000.

(b)  Pro forma financial information.

         The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by the Company of all outstanding shares of Walden in a business combination accounted for as a purchase and have been prepared on the basis of assumptions described in the notes thereto. Assumptions related to the allocation of the amount of consideration paid for the assets and liabilities of Walden are based upon management's preliminary estimates of their fair value. The actual allocation of the consideration paid may differ from those assumptions reflected in the pro forma financial statements after valuations and other procedures to be performed related to the Walden acquisition are completed.

         The following unaudited pro forma condensed combined consolidated financial information presents the Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition as of March 31, 2001, giving effect to the acquisition of Walden as if it had been consummated on that date. Also presented is the Unaudited Pro Forma Condensed Consolidated Statements of Income for the six months ended March 31, 2001 and the year ended September 30, 2000,giving effect to the acquisition of Walden as if such acquisition had been consummated as of the beginning of the earliest period presented.

         The Company's condensed consolidated financial information included in these unaudited pro forma condensed consolidated financial statements is derived from its September 30, 2000 audited consolidated financial statements included in its Form 10-K for the year ended September 30, 2000 filed on December 22, 2000, and its unaudited consolidated financial statements included its Form 10-Q for the six months ended March 31, 2001 filed on May 15, 2001, with the Securities and Exchange Commission ("SEC"). Walden's condensed consolidated financial information included in these unaudited pro forma condensed consolidated financial statements is derived from internal financial statements maintained by Walden.

         The pro forma adjustments are based on certain assumptions that the Company's management believes are reasonable under the circumstances. The pro forma information is not necessarily indicative of the results that would have been reported if such events had occurred on the date specified nor is it intended to project results of operations or financial position for any future period or date. The information set forth should be read in conjunction with the Company's audited consolidated financial statements for the year ended September 30, 2000 and the unaudited consolidated financial statements of the Company for the six months ended March 31, 2001, which have previously been filed with the SEC.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         POCAHONTAS BANCORP, INC.

DATE:  July 30, 2001                 By: /s/ James A. Edington
                                         --------------------------------------
                                         James A. Edington
                                         President and Chief Executive Officer

                           Pocahontas Bancorp, Inc.
       Pro Forma Condensed Consolidated Statement of Financial Condition
                                March 31, 2001
                                  (Unaudited)

                                                                                             Pro Forma             Pro Forma
                                                      Company           Walden              Adjustments             Results
                                                     ----------------------------------------------------------------------------
ASSETS

Cash                                                 $  16,838,777     $   5,743,588      $ (22,421,199) (A)       $     161,166
Cash surrender value of life insurance                   6,254,820           281,593                  -                6,536,413
Investment securities - trading                          1,513,665           190,084                  -                1,703,749
Investment securities - held to maturity                11,429,840        14,469,676                  -               25,899,516
Investment securities - available for sale             103,584,402         6,173,516         (5,000,000) (A)         104,757,918
Loans receivable, net                                  233,460,023       119,902,487            884,000  (B)         354,246,510
Accrued interest receivable                              3,151,154         1,930,624                  -                5,081,778
Premises and equipment, net                              3,630,404         6,700,110                  -               10,330,514
Federal Home Loan Bank Stock, at cost                    5,132,500           845,900                  -                5,978,400
Core deposit premium                                     2,011,102                 -                  -                2,011,102
Other assets                                             2,743,737         2,388,868         10,439,945  (E)          15,572,550
                                                     -------------     -------------      -------------            -------------

TOTAL ASSETS                                         $ 389,750,424     $ 158,626,446      $ (16,097,254)           $ 532,279,616
                                                     =============     =============      =============            =============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits                                           $ 232,277,003     $ 138,230,066      $  (2,432,000) (B)       $ 368,075,069
  Federal Home Loan Bank advances                       98,125,000         3,448,727                  -              101,573,727
  Securities sold under agreements to repurchase         1,810,000                 -                  -                1,810,000
  Deferred compensation                                  3,170,387                 -                  -                3,170,387
  Accrued expenses and other liabilities                 2,791,202         1,026,645          2,255,755  (C)           6,073,602
                                                     -------------     -------------      -------------            -------------

          Total liabilities                            338,173,592       142,705,437           (176,245)             480,702,784

TRUST PREFERRED SECURITIES                               7,226,500                 -                  -                7,226,500

TOTAL STOCKHOLDERS' EQUITY:                             44,350,332        15,921,009        (15,921,009) (D)          44,350,332
                                                     -------------     -------------      -------------            -------------

TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                            $ 389,750,424     $ 158,626,446      $ (16,097,254)           $ 532,279,616
                                                     =============     =============      =============            =============


                           Pocahontas Bancorp, Inc.
             Pro Form Condensed Consolidated Statements of Income
                        Six-Months Ended March 31, 2001
                                  (Unaudited)

                                                                                            Pro Forma            Pro Forma
                                                            Company        Walden          Adjustments            Results
INTEREST INCOME:
  Loans receivable                                       $  9,456,755    $ 7,734,823                            $ 17,191,578
  Investment securities                                     4,472,062      1,334,503                               5,806,565
                                                         ------------    -----------                            ------------

            Total interest income                          13,928,817      9,069,326                              22,998,143

INTEREST EXPENSE:
  Deposits                                                  5,982,793      4,848,289                              10,831,082
  Borrowed funds                                            3,377,448        206,567                               3,584,015
                                                         ------------    -----------                            ------------

            Total interest expense                          9,360,241      5,054,856                              14,415,098

NET INTEREST INCOME                                         4,568,576      4,014,470                               8,583,046

PROVISION FOR LOAN LOSSES                                           -        354,980                                 354,980
                                                         ------------    -----------                            ------------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                 4,568,576      3,659,491                               8,228,066

TOTAL OTHER INCOME                                          1,734,737        668,235                               2,402,972

TOTAL OTHER EXPENSES                                        4,082,182      3,087,652         260,999  (F)          7,430,833
                                                   --------------------------------------------------       -----------------

INCOME BEFORE INCOME TAXES                                  2,221,131      1,240,073        (260,999)              3,200,206

INCOME TAXES                                                  740,000        425,580         (99,179)              1,066,400
                                                         ------------    -----------                            ------------

NET INCOME                                               $  1,481,131    $   814,494       $(161,819)           $  2,133,805
                                                         ============    ===========       ==========           ============

BASIS EARNINGS PER SHARE                                 $       0.35                                           $       0.50
                                                         ============                                           ============

DILUTED EARNINGS PER SHARE                               $       0.35                                           $       0.50
                                                         ============                                           ============

                            Pocahontas Bancorp, Inc.
              Pro Forma Condensed Consolidated Statements of Income
                          Year Ended September 30, 2000
                                   (Unaudited)

                                                                                          Pro Forma                     Pro Forma
                                                            Company        Walden        Adjustments                     Results
INTEREST INCOME:
  Loans receivable                                       $ 17,671,439   $ 6,235,757                                  $ 23,907,196
  Investment securities                                    12,256,031       522,216                                    12,778,247
                                                         ------------   -----------                                  ------------

            Total interest income                          29,927,470     6,757,972                                    36,685,442

INTEREST EXPENSE:
  Deposits                                                 10,350,181     3,408,519                                    13,758,700
  Borrowed funds                                            9,373,916       344,444                                     9,718,360
                                                         ------------   -----------                                  ------------

            Total interest expense                         19,724,097     3,752,963                                    23,477,060

NET INTEREST INCOME                                        10,203,373     3,005,010                                    13,208,383

PROVISION FOR LOAN LOSSES                                     120,000       280,320                                       400,320
                                                         ------------   -----------                                  ------------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                10,083,373     2,724,690                                    12,808,063

TOTAL OTHER INCOME                                          3,101,941       373,093                                     3,475,034

TOTAL OTHER EXPENSES                                        8,100,833     1,909,484         3,721,997  (F),(G)         13,732,314
                                                         --------------------------------------------                ------------

INCOME BEFORE INCOME TAXES                                  5,084,481     1,188,298        (3,721,997)                  2,550,782
INCOME TAXES                                                1,632,852       401,753        (1,302,699)                    731,907
                                                         ------------   -----------     -------------                ------------

NET INCOME                                               $  3,451,629   $   786,545     $  (2,419,298)               $  1,818,876
                                                         ============   ===========     =============                ============

BASIS EARNINGS PER SHARE                                 $       0.67                                                $       0.35
                                                         ============                                                ============

DILUTED EARNINGS PER SHARE                               $       0.67                                                $       0.35
                                                         ============                                                ============

                         NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
       YEAR ENDED SEPTEMBER 30, 2000 AND SIX MONTHS ENDED MARCH 31, 2001


NOTE 1 - BASIS OF PRO FORMA PRESENTATION:

The pro forma financial statements give effect to Company's acquisition of Walden in a business combination accounted for as a purchase, which was consummated on May 15, 2001. Upon the effective date of the acquisition, all outstanding common stock of Walden was acquired by the Company for approximately $27.4 million in cash.

The pro forma financial statements have been prepared on the basis of assumptions described in the following notes and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of Walden based on preliminary estimates of their fair value. The actual allocation of the consideration paid may differ from those assumptions reflected in the pro forma financial statements after valuations and other procedures to be performed related to the Walden acquisition have been completed. In the opinion of the Company's management, all adjustments necessary to present fairly such pro forma financial statements have been made based on the terms and structure of the Walden acquisition. The Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended September 30, 2000 and the six months ended March 31, 2001, give effect to this transaction as if it had taken place on October 1, 1999 (the beginning of the earliest period presented). The Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition as of March 31, 2001 gives effect to the transaction as if it had taken place on March 31, 2001.

The pro forma financial statements are not necessarily indicative of what the actual financial results would have been had the transaction taken place on October 1, 1999, and do not purport to indicate the results of future operations.

The excess of purchase price over assets acquired and liabilities assumed amounted to approximately $10.2 million and has been allocated to goodwill. Management is currently evaluating the allocation of goodwill to certain identifiable intangible assets. Amortization of goodwill and identifiable intangible assets is expected to be provided on a straight line basis over 20 years until September 30, 2001, at which time the Company intends to adopt the provision of FASB Statement No. 142, Goodwill and Other Intangible Assets, which will require the Company to cease amortizing the goodwill and test the goodwill for impairment at each of its reporting periods.

The aggregate estimated fair value of the assets and liabilities of the acquired business and the aggregate consideration paid is as follows (in thousands):

                  Liabilities assumed              $ (142,529)
                  Tangible assets acquired            159,510
                  Intangible assets acquired           10,440
                                                   ----------
                       Total consideration paid    $   27,421
                                                   ==========


NOTE 2 - PRO FORMA EARNINGS PER SHARE:

Pro forma basic earnings per share is based on the weighted average number of shares of Company common stock outstanding during the period. Pro forma diluted earnings per share includes the dilutive effects of all outstanding options.


NOTE 3 - PRO FORMA ADJUSTMENTS:

A. To record the purchase price for the acquisition of Walden.

B. To reflect the adjustment of loans and deposits to fair value.

C. To record the accrual of direct acquisition cost related to the Walden acquisition.

D. To eliminate Walden's stockholders' equity.

E. To record goodwill.

F. To record the amortization of goodwill on a straight-line basis over 20 years.

G. To reflect adjustments for the charge-off of excess facilities in the Pocahontas, Arkansas area and the funding of retirement and severance agreements associated with the move of the corporate headquarters to Jonesboro, Arkansas to be effected after consummation of the acquisition estimated to be $2.1 million, net of taxes.

                         Independent Auditor's Report




February 5, 2001


The Board of Directors and Stockholders
Walden/Smith Financial Group, Inc.

We have audited the accompanying consolidated balance sheets of Walden/Smith Financial Group, Inc. (formerly Walden Financial Group, Inc.) and Subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Walden/Smith Financial Group, Inc. and Subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles.

     /s/  Osborn & Osborn
     --------------------
     Jonesboro, Arkansas

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------

                                                                                     DECEMBER 31
                                                                            -----------------------------
                                                                                2000             1999
                                                                            ------------     ------------
ASSETS
------
Cash and Cash Equivalents:
  Cash and due from banks                                                   $  5,899,809     $  4,142,573
  Federal funds sold                                                           3,470,000                0
                                                                            ------------     ------------
     Total Cash and Cash Equivalents                                           9,369,809        4,142,573
                                                                            ------------     ------------

Investment Securities:
   Held-to-maturity                                                           11,574,424       10,226,856
   Available-for-sale                                                          7,359,709          194,000
                                                                            ------------     ------------
     Total Investment Securities                                              18,934,133       10,420,856
                                                                            ------------     ------------


Loans                                                                        125,724,267       65,866,474
Less:  Allowance for loan losses                                               1,094,032          482,174
                                                                            ------------     ------------
     Net Loans                                                               124,630,235       65,384,300
                                                                            ------------     ------------

Premises and equipment, net                                                    6,530,848        3,882,150
Accrued interest receivable                                                    1,985,530          953,465
Other real estate, net                                                           309,200                0
Goodwill, net                                                                    232,169          252,545
Other assets                                                                     616,613          561,867
                                                                            ------------     ------------
                                                                               9,674,360        5,650,027
                                                                            ------------     ------------

     TOTAL ASSETS                                                           $162,608,537     $ 85,597,756
                                                                            ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Deposits:
   Noninterest-bearing                                                      $ 16,527,901     $  9,557,908
   Interest-bearing                                                          125,777,222       62,145,425
                                                                            ------------     ------------
     Total Deposits                                                          142,305,123       71,703,333

Federal funds purchased                                                                0        4,580,000
Federal Home Loan Bank advances                                                3,465,098          606,437
Accrued interest payable                                                         859,581          388,315
Other liabilities                                                                258,226          181,644
                                                                            ------------     ------------
     Total Liabilities                                                       146,888,028       77,459,729
                                                                            ------------     ------------

Stockholders' Equity
   Common stock - 250,000 shares authorized, par value $ .10,
    176,882 shares outstanding 12/31/00, 95,216 shares
     outstanding 12/31/99                                                         17,688            9,522
   Additional paid-in capital                                                 10,369,154        3,710,498
   Retained earnings                                                           5,222,517        4,418,007
   Accumulated other comprehensive income                                        111,150                0
                                                                            ------------     ------------
     Total Stockholders' Equity                                               15,720,509        8,138,027
                                                                            ------------     ------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $162,608,537     $ 85,597,756
                                                                            ============     ============

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF EARNINGS
                      -----------------------------------

                                                                 YEARS ENDED DECEMBER 31
                                                         ----------------------------------------
                                                             2000           1999          1998
                                                         -----------    ------------   ----------
     INTEREST INCOME
     ---------------
Interest and fees on loans                               $ 9,587,178    $  4,716,955   $3,386,241
Interest and dividends on investment securities            1,142,503         566,102      545,695
Interest on federal funds sold                                89,469         139,374      174,771
                                                         -----------    ------------   ----------
     Total Interest Income                                10,819,150       5,422,431    4,106,707
                                                         -----------    ------------   ----------

     INTEREST EXPENSE
     ----------------
Interest on deposits                                       5,374,051       2,504,096    1,757,820
Interest on federal funds purchased                           72,766          29,742        3,580
Interest on Federal Home Loan Bank advances                  391,991          38,061       34,372
                                                         -----------    ------------   ----------
     Total Interest Expense                                5,838,808       2,571,899    1,795,772
                                                         -----------    ------------   ----------

Net Interest Income                                        4,980,342       2,850,532    2,310,935
Provision for loan losses                                    391,622         735,351       42,052
                                                         -----------    ------------   ----------
     Net Interest Income After Provision
       for Loan Losses                                     4,588,720       2,115,181    2,268,883
                                                         -----------    ------------   ----------

     NONINTEREST INCOME
     ------------------
Service charges on deposit accounts                          435,295         205,375      229,226
Other customer fees                                           66,881          25,267       26,777
Other income                                                  57,343         149,431       76,786
                                                         -----------    ------------   ----------
     Total Noninterest Income                                559,519         380,073      332,789
                                                         -----------    ------------   ----------

     NONINTEREST EXPENSE
     -------------------
Salaries and employee benefits                             1,873,559       1,251,714    1,046,267
Net occupancy expense                                        394,395         165,808      161,326
Equipment expense                                            445,554         246,663      223,813
Merger expense                                                27,239         116,668            0
Other expense                                              1,135,122         735,481      494,225
                                                         -----------    ------------   ----------
     Total Noninterest Expense                             3,875,869       2,516,334    1,925,631
                                                         -----------    ------------   ----------

Earnings (Loss) Before Income Taxes                        1,272,370         (21,080)     676,041
Income tax expense                                           467,860          32,530      233,426
                                                         -----------    ------------   ----------

Earnings (Loss) Before Minority Interests                    804,510         (53,610)     442,615

Minority interests                                                 0               0        8,274
                                                         -----------    ------------   ----------

     NET EARNINGS (LOSS)                                 $   804,510    $    (53,610)  $  434,341
                                                         ===========    ============   ==========

EARNINGS (LOSS) PER SHARE
     Basic                                               $      4.92    $      (0.64)  $     6.18
     Diluted                                                    4.90           (0.64)        6.18

WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic                                                   163,681          83,482       70,292
     Diluted                                                 164,074          83,482       70,292

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                -----------------------------------------------

                                                                                                        ACCUMULATED
                                                              ADDITIONAL                                  OTHER
                                                COMMON         PAID-IN        RETAINED    MINORITY     COMPREHENSIVE
                                                 STOCK         CAPITAL        EARNINGS    INTEREST        INCOME           TOTAL
                                              -----------    ------------    -----------  ----------   ----------      -------------
Balance December 31, 1997 - 70,292 shares     $ 1,103,000    $          0    $ 4,037,276   $  80,968    $       0      $  5,221,244
Net earnings for 1998                                   0               0        434,341       8,274            0           442,615
Minority shares acquired by parent company              0               0              0     (35,285)           0           (35,285)
Minority interest in subsidiary dividends               0               0              0      (5,715)           0            (5,715)
                                              -----------    ------------    -----------  ----------   -----------     -------------

Balances December 31, 1998                      1,103,000               0      4,471,617      48,242            0         5,622,859
Common stock issued for cash - 24,216 shares    2,542,680               0              0           0            0         2,542,680
Common stock issued for minority interest -
  708 shares                                       74,340               0              0     (48,242)           0            26,098
Par value of common stock changed from
  no-par value to par value $0.10 per share    (3,710,498)      3,710,498              0           0            0                 0
Net loss 1999                                           0               0        (53,610)          0            0           (53,610)
                                              -----------    ------------    -----------  ----------   ----------      ------------

Balances December 31, 1999                          9,522       3,710,498      4,418,007           0            0         8,138,027
Common stock issued in merger with
 Rainbow Investment - 81,666 shares                 8,166       6,658,656              0           0       56,562         6,723,384

Net earnings for 2000                                   0               0        804,510           0            0           804,510
Net change in unrealized gain (loss) on
  available-for-sale securities, net of tax             0               0              0           0       54,588            54,588
                                                                                                                       ------------
     Total Comprehensive Income                                                                                             859,098
                                              -----------    ------------    -----------  ----------   ----------      ------------

Balances December 31, 2000                    $    17,688    $ 10,369,154    $ 5,222,517   $       0    $ 111,150      $ 15,720,509
                                              ===========    ============    ===========  ==========   ==========      ============


Book value per share at December 31, 2000.                                                                             $      88.87
                                                                                                                       ============

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

                                                                     YEARS ENDED DECEMBER 31
                                                           ------------------------------------------
                                                              2000           1999           1998
                                                           -----------   -------------   ------------
     OPERATING ACTIVITIES
     --------------------
Net earnings (loss)                                        $   804,510   $     (53,610)  $    434,341
Adjustments to reconcile net earnings to net
   cash provided by operating activities:
   Depreciation and amortization                               237,455         249,681        221,364
   Provision for loan losses                                   391,622         735,351         42,052
   (Gain) on sale of securities and other assets               (37,397)        (28,338)        (2,504)
   Net amortization (accretion) of investment securities        (2,367)         (1,819)           819
   Noncash dividends received (FHLB stock)                     (21,000)        (10,100)       (10,300)
Minority interests share of net income                               0               0          8,274
Net changes in:
   Accrued interest receivable                                (368,108)       (311,566)        72,722
   Accrued interest payable                                    202,600         129,925         (7,186)
   Other assets                                                212,020        (208,371)       (41,699)
   Other liabilities                                           (78,749)        (48,429)       103,940
                                                           -----------   -------------   ------------

     Net Cash Provided by Operating Activities               1,340,586         452,724        821,823
                                                           -----------   -------------   ------------

     INVESTING ACTIVITIES
     --------------------
Proceeds from maturities of held-to-maturity
   securities                                                3,245,074      16,133,814     29,576,979
Purchases of held-to-maturity securities                    (1,299,131)    (11,344,329)   (24,958,457)
Proceeds from maturities of available-for-sale securities    5,110,531               0              0
Purchases of available-for-sale securities                  (3,075,931)        (10,100)       (17,000)
Net (increase) in loans                                    (24,578,786)    (25,498,404)    (6,862,869)
Purchase of premises and equipment                          (2,891,145)     (2,073,927)    (1,157,798)
Proceeds from sale of other assets                              61,066         108,000         42,000
Proceeds from sale of other real estate                          9,808         349,900              0
Purchase of First Community Bank stock                               0               0        (56,138)
Net cash received from acquired institution                  3,313,525               0              0
                                                           -----------   -------------   ------------

     Net Cash Used in Investing Activities                 (20,104,989)    (22,335,046)    (3,433,283)
                                                           -----------   -------------   ------------

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------
                                  (Continued)

                                                                         YEARS ENDED DECEMBER 31
                                                               --------------------------------------
                                                                   2000         1999         1998
                                                               ------------  -----------   ----------
              FINANCING ACTIVITIES
              --------------------
Increase (decrease) in deposits                                 25,712,978    20,633,035    3,770,957
Increase (decrease) in federal funds purchased                  (4,580,000)      300,000   (1,700,000)
Increase (decrease) in FHLB advances                             2,858,661       (37,030)     452,363
Proceeds from issuance of common stock                                   0     2,542,680            0
Minority interest distributions                                          0             0       (5,715)
                                                               -----------   -----------   ----------

              Net Cash Provided by Financing Activities         23,991,639    23,438,685    2,517,605
                                                               -----------   -----------   ----------

Net increase (decrease) in cash and cash equivalents             5,227,236     1,556,363      (93,855)

Cash and cash equivalents at the beginning of the year           4,142,573     2,586,210    2,680,065
                                                               -----------   -----------   ----------

Cash and Cash Equivalents at the End of the Year               $ 9,369,809   $ 4,142,573    2,586,210
                                                               ===========   ===========   ==========



Supplemental Disclosures:
   Interest paid                                               $ 5,744,052   $ 2,497,391    1,802,958
   Income taxes paid, net                                          586,509       181,359      133,839

   Noncash investing and financing activities:
     Common stock issued in the acquisition of
       Rainbow Investment Company, Inc. (See Note 1)             6,666,822             0            0
     Common stock issued for minority interest                           0        74,340            0
     Transfer to other real estate                                  83,421             0      459,308
     Real estate and other assets donated to schools               224,672             0            0

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS
In March 1990, Walden/Smith Financial Group, Inc. (formerly Walden Financial Group, Inc.), Jonesboro, Arkansas became a one-bank holding company with the acquisition of the First Community Bank (formerly Planters and Stockmen Bank), Pocahontas, Arkansas.

The principal activity of Walden/Smith Financial Group, Inc. ("Parent") (collectively, "Company") is the ownership and management of the First Community Bank ("Bank"). Walden/Smith Financial Group, Inc. is subject to regulations issued by the Federal Reserve Board and the Arkansas State Bank Department.

Bank provides the standard financial services associated with community banks including lending activities and acceptance of customer deposits. The Bank operates under a state bank charter and is subject to regulations by the Arkansas State Bank Department and the Federal Deposit Insurance Corporation.

On March 1, 2000, the Company acquired Rainbow Investment Company, Inc. and its wholly owned subsidiary, the Bank of Tuckerman. Rainbow Investment Company was immediately merged with and into Walden/Smith Financial Group, Inc.

On October 13, 2000, the First Community Bank was merged with and into the Bank of Tuckerman. The Bank of Tuckerman name was changed to First Community Bank and the main office was relocated to Jonesboro, Arkansas.


BASIS OF PRESENTATION
The consolidated financial statements include the accounts of Walden/Smith Financial Group, Inc. and its bank subsidiary, First Community Bank. All significant intercompany balances and transactions have been eliminated.

The accounting and reporting policies of the Company conform to generally accepted accounting principles and to general practices within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from these estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and other real estate owned, management obtains appraisals for significant properties.

Management believes that the allowances for loan losses and other real estate owned are adequate. While management uses available information to recognize losses on loans and other real estate owned, changes in economic conditions may require future additions to the allowances. Furthermore, as a part of their examination process, various regulatory agencies periodically review the Company's allowances for losses on loans and other real estate owned. These agencies may require the Company to make adjustments to the allowances based on their judgments about information available to them at the time of their examination.


INVESTMENT SECURITIES

Investment securities at December 31, 2000 consist primarily of U.S. Treasury and Government agency securities, and state and political subdivisions securities. The Company classifies its investment securities in one of three categories: trading, available-for-sale (AFS), or held-to-maturity (HTM). Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity are those debt securities that the Company has the ability and intent to hold until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale.

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INVESTMENT SECURITIES (Continued)


Trading and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are included in earnings. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. Unrealized holding gains and losses are recognized in earnings for transfers into trading securities. Unrealized holding gains and losses associated with transfers of securities from held-to-maturity to available-for-sale are recorded as a separate component of stockholders' equity until realized. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security. Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned.


LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans are stated at the principal amounts outstanding. Interest income on loans is accrued at the contractual rate and credited to income based on the outstanding principal amounts. It is the policy of management to discontinue the accrual of interest when the principal and interest is in default for 90 days or more unless the loan is well secured and in the process of collection. This applies to all delinquent loans except consumer loans and residential real estate loans. Such consumer and residential real estate loans shall be reviewed where principal or interest is in default for 90 days or more. Accrual of interest shall be adjusted to take into consideration the following: work out arrangements, extension agreements, and the value of the underlying collateral.

Loan origination fees and direct origination costs are capitalized and recognized as adjustments to yields on the related loans. Prior to January 1, 1999, loan origination fees and direct origination costs were not deemed material and, therefore, were recorded when actually received and paid.

The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based upon the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.


PREMISES AND EQUIPMENT
Premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using straight-line and declining-balance methods based on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred, while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.


INCOME TAXES

The Company files consolidated federal and state income tax returns. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

STATEMENTS OF CASH FLOWS
Cash and cash equivalents include cash, due from banks, interest-bearing deposits at other financial institutions, and federal funds sold. Generally, federal funds are sold for one-day periods.


OFF-BALANCE SHEET FINANCIAL INSTRUMENTS
In the ordinary course of business, the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.


TRANSFERS AND SERVICING OF FINANCIAL ASSETS

The Bank subsidiary enters into loan participation agreements, on an ongoing basis and without recourse, whereby a portion of individual loan balances are purchased from or sold to other financial institutions. At December 31, 2000, the Company has purchased loan participations in the approximate amount of $4,320,000. In accordance with SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", the Company has reflected the loan participations sold ($1,542,000 and $50,000 at December 31, 2000 and 1999, respectively) as a reduction of the outstanding net loan balance.


COMPREHENSIVE INCOME
Comprehensive income, which consists of net income and any net unrealized gains (losses) on AFS securities, is reported in accordance with SFAS No. 130, "Reporting Comprehensive Income", and is presented in the consolidated statements of stockholders' equity. SFAS No. 130 only requires additional disclosures in the consolidated financial statements. There is no effect on the Company's financial position or results of operations. For the years ended December 31, 1999 and 1998, comprehensive income and net earnings were the same.


OTHER REAL ESTATE

Properties acquired through foreclosure and unused bank premises are stated at the lower of the recorded amount of the loan or the property's estimated net realizable value, reduced by estimated selling costs. Write-downs of the assets at, or prior to, the date of foreclosure are charged to the allowance for loan losses. Subsequent write-downs, income and expense incurred in connection with holding such assets, and gains and losses realized from the sales of such assets are included in noninterest income and expense.


ACCRUED COMPENSATED ABSENCES
The financial statements do not reflect any future liability for "accrued compensated absences." Unused vacation time may not be carried forward to a new year.


RECLASSIFICATIONS
Certain prior year amounts have been reclassified to conform to current year presentation. These reclassifications had no effect on earnings.


GOODWILL
The unamortized costs in excess of the fair value of acquired net tangible assets are included in goodwill. Goodwill is being amortized on a straight-line basis over fifteen (15) years.

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------



NOTE 1:  BUSINESS COMBINATION
Effective March 1, 2000, the Company exchanged 81,666 shares of common stock for all of the outstanding shares of Rainbow Investment Company, Inc. ("Rainbow"), a one-bank holding company. Rainbow owned 100% of the Bank of Tuckerman.

The exchange was accounted for by the purchase method. Total value of the transaction, determined by evaluation of assets net of liabilities acquired, was $6,666,822.

Rainbow was merged with and into Walden/Smith Financial Group, Inc. ("Walden") on March 1, 2000.

The following list summarizes the assets acquired and liabilities assumed in the acquisition on March 1, 2000:

           Cash and cash equivalents               $         3,313,525
           Investment securities                            12,348,545
           Loans - net of allowance of $351,735             35,184,988
           Other assets                                      1,186,943
           Deposits                                         44,888,812
           Other liabilities                                   421,804


Because the March 1, 2000 business combination was accounted for as a purchase, Walden's consolidated financial statements include the results of operations of the acquired company only from the date of acquisition. The following unaudited summary information presents the consolidated results of operations of Walden on a pro forma basis, as if Rainbow had been acquired on January 1, 1999. The pro forma summary information does not necessarily reflect the results of operations that would have occurred, if the acquisition had occurred at the beginning of the periods presented, or of results which may occur in the future.


                                                 YEAR ENDED DECEMBER 31
                                       -----------------------------------------
                                               2000                 1999
                                       ------------------   --------------------
                                            Unaudited            Unaudited
Interest income                        $      11,453,098    $         9,258,282
Interest expense                               6,114,289              4,940,140
                                       ------------------   --------------------
     Net Interest Income                       5,338,809              4,318,142
Provision for loan losses                        391,622                926,351
Noninterest income                               616,559                797,038
Noninterest expense                            4,057,582              3,817,588
                                       ------------------   --------------------
     Income Before Income Taxes                1,506,164                993,239
Applicable income taxes                          538,465                370,372
                                       ------------------   --------------------

     Net Income                        $         967,699                622,867
                                       ==================   ====================

Net income per share                   $            5.91    $              3.81
Net income per share, diluted          $            5.89    $              3.80

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

NOTE 2: INVESTMENT SECURITIES
The amortized cost and approximate fair values of investment securities at December 31, 2000 are as follows:

                                                                                 HELD-TO-MATURITY
                                            ---------------------------------------------------------------------------------------
                                                                         GROSS                 GROSS
                                                 AMORTIZED            UNREALIZED             UNREALIZED               FAIR
                                                   COST                  GAINS                 LOSSES                 VALUE
                                            -------------------   -------------------   --------------------   -------------------
U.S. Treasury                               $                 0    $                0    $                 0   $                 0
U.S. Government Agency Obligations                    8,260,224                 1,640                 43,840             8,218,024
Municipal securities                                  3,314,200                92,747                 35,154             3,371,793
                                            -------------------   -------------------   --------------------   -------------------

                                            $        11,574,424   $            94,387   $             78,994   $        11,589,817
                                            ===================   ===================   ====================   ===================

                                                                                 AVAILABLE-FOR-SALE
                                            ---------------------------------------------------------------------------------------
                                                                         GROSS                 GROSS
                                                 AMORTIZED            UNREALIZED             UNREALIZED               FAIR
                                                   COST                  GAINS                 LOSSES                 VALUE
                                            -------------------   -------------------   --------------------   -------------------
U.S. Treasury                               $         1,900,255   $           176,770   $                  0   $         2,077,025
U.S. Government Agency Obligations                    4,237,761                 7,184                 15,545             4,229,400
Municipal securities                                          0                     0                      0                     0
Federal Home Loan Bank stock                            833,200                     0                      0               833,200
Other equity securities                                 220,084                     0                      0               220,084
                                            -------------------   -------------------   --------------------   -------------------

                                            $         7,191,300   $           183,954   $             15,545   $         7,359,709
                                            ===================   ===================   ====================   ===================

The amortized cost and approximate fair values of investment securities at December 31, 1999 are as follows:

                                                                              HELD-TO-MATURITY
                                            ---------------------------------------------------------------------------------------
                                                                         GROSS                 GROSS
                                                 AMORTIZED            UNREALIZED             UNREALIZED               FAIR
                                                   COST                  GAINS                 LOSSES                 VALUE
                                            -------------------   -------------------   --------------------   -------------------
U.S. Treasury                               $                 0   $                 0   $                  0   $                 0
U.S. Government Agency Obligations                    9,560,669                    27                132,480             9,428,216
Municipal securities                                    666,187                 3,574                 23,840               645,921
                                            -------------------   -------------------   --------------------   -------------------

                                            $        10,226,856   $             3,601   $            156,320   $        10,074,137
                                            ===================   ===================   ====================   ===================

                                                                            AVAILABLE-FOR-SALE
                                            ---------------------------------------------------------------------------------------
                                                                         GROSS                 GROSS
                                                 AMORTIZED            UNREALIZED             UNREALIZED               FAIR
                                                   COST                  GAINS                 LOSSES                 VALUE
                                            -------------------   -------------------   --------------------   -------------------
Federal Home Loan
   Bank stock                               $           194,000   $                 0   $                  0   $           194,000
                                            ===================   ===================   ====================   ===================

At December 31, 2000, FHLB stock of $173,300 was required to be maintained, based on 5% of the outstanding FHLB advances of $3,465,098. Fair value of FHLB stock is considered to equal par value based on the redemption features of the stock.

Net realized gains on the sale of securities were $39,345 and $0 for the years ended December 31, 2000 and 1999, respectively.

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------


NOTE 2: INVESTMENT SECURITIES (Continued)
The amortized cost and approximate fair value of investment securities at December 31, 2000 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                            HELD-TO-MATURITY
                                                        ------------------------
                                                         AMORTIZED       FAIR
                                                           COST         VALUE
                                                        -----------  -----------
              Due in one year or less                   $ 1,960,224  $ 1,955,314
              Due after one year through five years       7,181,794    7,141,810
              Due after five years through ten years        886,302      878,648
              Due after ten years                         1,546,104    1,614,045
                                                        -----------  -----------

                                                        $11,574,424  $11,589,817
                                                        ===========  ===========

                                                            AVAILABLE-FOR-SALE
                                                        ------------------------
                                                         AMORTIZED       FAIR
                                                           COST         VALUE
                                                        -----------  -----------
              Due in one year or less                   $ 2,600,551  $ 2,616,125
              Due after one year through five years       3,037,465    3,190,250
              Due after five years through ten years        500,000      500,050
              Due after ten years                                 0            0
                                                        -----------  -----------
                                                          6,138,016    6,306,425
              Securities with no stated maturity          1,053,284    1,053,284
                                                        -----------  -----------

                                                        $ 7,191,300  $ 7,359,709
                                                        ===========  ===========

Investment securities with a reported value of approximately $16,900,000 at December 31, 2000, and par value of approximately $7,385,000 at December 31, 1999, were pledged to secure public deposits.

              WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------



NOTE 3:  LOANS
A summary of loans is as follows:
                                              DECEMBER 31
                                     ----------------------------
                                          2000           1999
                                     --------------  ------------
        Real estate                  $  55,075,938   $ 27,127,334
        Agriculture                      8,050,308      6,153,405
        Commercial and other            62,337,899     31,840,172
        Installment                        281,154        821,406
        Less:  Unearned discount           (21,032)       (75,843)
                                     --------------  -------------

                                     $ 125,724,267   $ 65,866,474
                                     ==============  =============

Loans to officers, employees and directors of the Company and their related business entities are, in the opinion of management, made in the ordinary course of business and at substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans of like qualities and risk of collectibility. The aggregate indebtedness of these individuals, both directly and indirectly, to the Company was approximately $7,975,000 and $3,310,000 at December 31, 2000 and 1999, respectively.

In accordance with SFAS No. 91, the Bank has deferred $280,526 and $291,185 in direct loan origination costs in the years 2000 and 1999, respectively. The Bank has recognized amortization of $175,031 and $84,848 during the years ended December 31, 2000 and 1999, respectively, resulting in a net deferred loan origination cost of $311,832 at December 31, 2000.



NOTE 4:  ALLOWANCE FOR LOAN LOSSES
The following is a summary of the allowance for loan losses:

                                                                DECEMBER 31
                                                     ------------------------------
                                                        2000       1999      1998
                                                     ---------- ---------- --------
        Balance at beginning of year                 $  482,174 $  387,671 $355,689
        Provision charged to operating expenses         391,622    735,351   42,052
        Balance transferred at date of merger           351,735          0        0
                                                     ---------- ---------- ---------
                                                      1,225,531  1,123,022  397,741
                                                     ---------- ---------- ---------

        Loans charged off                               141,344    645,787   16,202
        Recoveries of loans previously charged off        9,845      4,939    6,132
                                                     ---------- ---------- ---------
        Net Loans Charged Off                           131,499    640,848   10,070
                                                     ---------- ---------- ---------

        BALANCE AT END OF PERIOD                     $1,094,032 $  482,174 $387,671
                                                     ========== ========== =========

The Company has ceased recognition of interest income on loans approximating $823,000 and $128,000 at December 31, 2000 and 1999, respectively. Approximately $24,000 and $14,000 of interest income would have been recorded for the years ended December 31, 2000 and 1999, respectively, if the nonaccrual loans had been accruing interest in accordance with their original terms.

Of the $645,787 of loans charged off during 1999, $611,817 was in connection with one (1) loan customer, consisting of three (3) floor plan notes and significant returned checks. Prior to December 31, 1999, the loan customer entered a guilty plea for fraudulent acts in the disposition of the collateral for the line of credit.

             WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                ------------------------------------------


NOTE 5: PREMISES AND EQUIPMENT A summary of premises and equipment is as follows:

                                                         DECEMBER 31
                                               ---------------------------------
                                                   2000              1999
                                               ------------  -------------------
              Land                             $   836,396   $         1,033,568
              Buildings                          1,278,859             1,016,786
              Furniture and equipment            1,813,027             1,320,754
              Information systems building         195,761               184,831
              Construction in process:
                 Jonesboro - bank building       4,214,704             1,697,282
                                               ------------  -------------------
                                                 8,338,747             5,253,221
              Less:  Accumulated depreciation    1,807,899             1,371,071
                                               ------------  -------------------

              NET                              $ 6,530,848   $         3,882,150
                                               ============  ===================

              Depreciation expense             $   217,079   $           140,922
                                               ============  ===================

The Company capitalized $107,844 and $55,417 of interest on the Jonesboro construction project during the years 2000 and 1999, respectively.

Land has been acquired, and the construction is in process for a bank building in Jonesboro, Arkansas. Management's estimate of the total cost of land and building is approximately $4,500,000. The Bank occupied the first two floors beginning September 2000, with interior construction still in process on the third floor.

In December 1998, construction was started on a building to house the Bank's data processing operation in Pocahontas, Arkansas. When completed, the total cost of the facility was $276,700, including land and lot preparation costs of $80,939.

Effective August 1, 1998, the cost of the land and bank building ($475,000) that was purchased from Union Planters Bank of Northeast Arkansas was transferred from Premises and Equipment to Other Real Estate. The book value of $459,308 was being amortized on a straight-line basis over a period of sixty (60) months, until the property was sold in November 1999 for $349,900.

NOTE 6:  OPERATING LEASES
The bank leases vehicles (three), telephone systems and several pieces of office equipment. Generally, the leases are for thirty-six months with provisions to acquire the item for 10% of original cost. Equipment rental expense was $98,714, $88,279 and $2,964 for the years 2000, 1999 and 1998, respectively.

The Parent leases its corporate office, and the Bank leases a loan production office from a major stockholder (42.6%). Lease expense (Parent and Bank) was $35,000, $34,000 and $36,000 for the years 2000, 1999 and 1998, respectively.
These leases (two) are on a month-to-month basis.

A portion of the main bank facility in Tuckerman, Arkansas is leased from related parties. This lease is for five (5) years, expires December 31, 2001, and costs $6,000 per year. The lease provides ten (10) renewal options for five
(5) years each. The Bank is responsible for taxes, insurance and maintenance.

           WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        ------------------------------------------

NOTE 6:  OPERATING LEASES (Continued)
A drive-in bank facility in Tuckerman, Arkansas is leased for twenty (20) years, expires January 31, 2008, and costs $1,200 per month. The lease provides five
(5) renewal options for ten (10) years each. The Bank is responsible for taxes, insurance and maintenance.

A branch drive-in facility in Newport, Arkansas is leased for three (3) years. The original lease provided four (4) renewal options for three (3) years each. The third renewal option, at a cost of $700 per month, expired December 31, 2000. The fourth and final renewal option was exercised for the period January 1, 2001 through December 31, 2003, at a cost of $800 per month.

Future minimum lease obligations are:

                          Year 2001            $          100,638
                          Year 2002                        38,696
                          Year 2003                        24,000
                          Year 2004                        14,400
                          Year 2005                        14,400


NOTE 7:  DEPOSITS
A summary of deposits is as follows:
                                                            DECEMBER 31
                                                   -----------------------------
                                                       2000            1999
                                                   -------------  --------------
              Noninterest-bearing deposits         $ 16,527,901   $   9,557,908
                                                   -------------  --------------
              Interest-bearing deposits:
                 Savings                              5,653,059       3,463,051
                 N.O.W.                              20,909,186      15,279,897
                 Money market                         4,553,125       3,305,638
                 Time                                94,661,852      40,096,839
                                                   -------------  --------------
                   Total Interest-Bearing Deposits  125,777,222      62,145,425
                                                   -------------  --------------

                   TOTAL DEPOSITS                  $142,305,123   $  71,703,333
                                                   =============  ==============

Some of the directors, officers and employees of the Company are customers of the Bank, and some of the individuals are principals in entities that are customers of the Bank. As such customers, the aggregate deposits of those individuals and their interests as a group in the Bank were approximately $3,163,400 and $3,058,100 at December 31, 2000 and 1999, respectively.

Time certificates of deposit of $100,000 or more, included in time deposits on the consolidated balance sheets, amounted to $34,670,761 and $13,122,647 at December 31, 2000 and 1999, respectively. Interest expense on these deposits amounted to $1,605,363 and $644,337 for the years ended December 31, 2000 and 1999, respectively.

The scheduled maturities of time deposits are as follows:

                                                       DECEMBER 31
                                               ----------------------------
                                                    2000           1999
                                               -------------  -------------
              Within one year                  $ 87,950,600   $ 37,482,800
              Within two to three years           5,942,300      2,614,000
              After three years                     768,900              0
                                               -------------  -------------

                                               $ 94,661,800   $ 40,096,800
                                               =============  =============

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   -----------------------------------------



NOTE 8:  FEDERAL HOME LOAN BANK ADVANCES

The Company's bank subsidiary had outstanding advances from the FHLB. The advances allow the Bank to fund mortgage loan programs and to satisfy certain other funding needs. At December 31, 2000, the Company had an adequate amount of mortgage loans to satisfy the collateral requirements. A summary of the advances is as follows:


                                                DECEMBER 31
                                  ----------------------------------------
                                        2000                1999
                                  ------------------- --------------------
         Balances outstanding     $         3,465,098 $           606,437
         Range of interest rates      5.89% - 7.04%       5.89% - 6.52%
         Range of maturities            2002 - 2030         2008 - 2013

         Scheduled maturities of FHLB advances are as follows:

                                    2001              $            67,074
                                    2002                          471,419 (*)
                                    2003                           76,291
                                    2004                           81,369
                                    2005                           86,462
                                    Thereafter                  2,682,483
                                                      --------------------

                                                      $         3,465,098
                                                      ====================


    (*) One (1) FHLB advance of $400,000 (received June 14, 2000) is due on May 30, 2002. Interest only is being paid monthly on this advance. The initial rate was 6.903%, but the advance has a floating rate that is adjusted daily. This advance is part of a standby letter of credit, which amounts to $1,100,000.



NOTE 9:  INCOME TAXES
The components of income tax expense are as follows:
                                            YEARS ENDED DECEMBER 31
                                  ----------------------------------------
                                     2000            1999         1998
                                  -------------    ---------    ----------
      Current taxes (benefit)     $    490,405     $(65,123)    $ 277,676
      Deferred taxes (benefit)         (22,545)      97,653       (44,250)
                                  -------------    ---------    ----------

              TOTAL INCOME TAXES  $    467,860     $ 32,530     $ 233,426
                                  =============    =========    ==========

The actual expense for the years ended December 31, 2000, 1999 and 1998 differs from the "expected" tax expense (computed by applying the U.S. corporate income tax rate of 34% to income before taxes) as follows:


                                                             YEARS ENDED DECEMBER 31
                                                            ---------------------------
                                                              2000      1999      1998
                                                            --------- -------- ---------
              Computed "expected" tax expense (benefit)     $432,606  $(7,167) $229,854
              Increase (reduction) in taxes resulting from:
                 Tax-exempt interest                         (50,976)  (9,753)   (5,744)
                 State income tax - net                       10,543        0     1,427
                 Nondeductible expenses                       27,536   51,210     8,301
                 Other - net                                  48,151   (1,760)     (412)
                                                            --------- -------- ---------

                   TOTALS                                   $467,860  $32,530  $233,426
                                                            ========= ======== =========

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------



NOTE 9:  INCOME TAXES (Continued)
The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities are as follows:


                                                                           DECEMBER 31
                                                                        --------------------
     Deferred Tax Assets:                                                 2000       1999
                                                                        ---------  ---------
        Allowance for loan losses                                       $276,574   $ 90,341
        Contribution carryforward                                         34,347      6,466
        Other real estate (write-offs for financial statement purposes)    9,946      1,700
        Other                                                             67,906     18,395
                                                                        ---------  ---------
     TOTAL GROSS DEFERRED TAX ASSETS                                     388,773    116,902
                                                                        ---------  ---------

     Deferred Tax Liabilities:
        Unrealized gain on AFS securities                                 57,259          0
        Cash basis reporting for income tax purposes                     546,409    266,151
        FHLB stock dividends                                              15,856      7,813
        Other                                                                  0      1,190
                                                                        ---------  ---------
     TOTAL GROSS DEFERRED TAX LIABILITIES                                619,524    275,154
                                                                        ---------  ---------

     NET DEFERRED TAX LIABILITY                                         $230,751   $158,252
                                                                        =========  =========

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based primarily on the expectation of future taxable income and the ability to carry back future deductible differences against previous years' taxable income, management believes it is more likely than not that the Company will realize the benefits of these deductible differences. Accordingly, a valuation allowance has not been established for December 31, 2000 or 1999.

NOTE 10: FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CREDIT RISK CONCENTRATIONS
The Company is a party to financial instruments with off-balance-sheet-risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit rate risk in excess of the amount recognized in the consolidated balance sheets.

The Company's exposure to credit loss, in the event of nonperformance by the other party, on the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

A summary of financial instruments with off-balance-sheet risk is as follows:

                                                          DECEMBER 31
                                                  -----------------------------
                                                      2000           1999
                                                  ------------  ---------------
              Commitments to Extend Credit        $24,683,000   $   17,122,000

              Standby Letters of Credit           $   324,000   $      201,000

           WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              ------------------------------------------



NOTE 10: FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CREDIT RISK
              CONCENTRATIONS (CONTINUED)
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, income-producing commercial properties, and liens on crop production and government subsidy payments.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. All of the Company's standby letters of credit written at December 31, 2000 expire by October 3, 2001. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

A substantial portion of the Company's business activity is with customers in the agricultural industry. Generally, the loans are secured by liens on crop production, government subsidies, farm real estate or equipment. The Company's receivables from customers in the agricultural industry were approximately $14,914,000 and $10,612,000 at December 31, 2000 and 1999, respectively.

NOTE 11:  FAIR VALUE OF FINANCIAL INSTRUMENTS
SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" ("Statement No. 107"), requires that fair value be disclosed for on- and off-balance-sheet financial instruments for which it is practicable to estimate fair value. Statement No. 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Fair value approximates the carrying value for the following classes of financial instruments (due to their short-term nature): cash and due from banks, federal funds sold, accrued interest receivable, prepaid insurance and other assets, noninterest-bearing deposits, interest-bearing deposits excluding time deposits (see Note 7), accrued interest payable, and other accrued expenses and liabilities.

Fair value of investment securities (see Note 2) is based on quoted market prices at the reporting date. Variable-rate loans of approximately $8,760,300 at December 31, 2000, have a fair value equal to their carrying value as such instruments reprice frequently. The fair value of the Company's off-balance-sheet instruments (see Note 10) is not considered material as fair value is based on fees currently charged to enter into similar agreements.

Management has determined that it is not practicable to estimate the fair value of fixed-rate loans and time deposits without incurring excessive costs from either (1) updating its computer system to allow for an internal valuation, or
(2) engaging a third party to calculate the fair value of such instruments. The following information pertains to the Company's financial instruments for which it is not practicable to estimate fair value:


                                                  APPROXIMATE    WEIGHTED     WEIGHTED
                                                   CARRYING       AVERAGE      AVERAGE
                                                     VALUE     INTEREST RATE  MATURITY
                                               --------------  -----------   ---------
              Period ended December 31, 2000:

                 Fixed-rate loans             $ 116,964,000         9.23%      23 months

                 Fixed-rate time deposits        94,661,800         6.59%       7 months

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------



NOTE 12:  REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal agencies. Failure to meet minimum requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.


Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table which follows) of Total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined), to average assets (as defined). Management believes, as of December 31, 2000, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2000, the most recent notification from the Arkansas State Banking Department categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Bank must maintain minimum Total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's regulatory capital category.


The Bank's actual and required capital amounts and ratios are presented in the following table (dollars in thousands):





                                                                              MINIMUM REQUIRED TO
                                                                             BE WELL CAPITALIZED
                                                        MIINIMUM REQUIRED        UNDER PROMPT
                                                            FOR CAPITAL        CORRECTIVE ACTION
                                           ACTUAL         ADEQUACY PURPOSES       PROVISIONS
                                        ----------------------------------------------------------

                                         AMOUNT     RATIO      AMOUNT      RATIO     AMOUNT    RATIO
                                        ---------   -------    ------     -------    ------    ------
As of December 31, 2000:
  Total capital (to risk-weighted
    assets)                             $ 13,633     10.5 %    $ 10,417    8.0 %    $ 13,021   10.0 %
    Tier I capital (to risk-weighted
    assets)                               12,539      9.6        5,208     4.0        7,813     6.0
    Tier I capital (to average assets)    12,539      7.8        6,437     4.0        8,046     5.0

As of December 31, 1999:
  Total capital (to risk-weighted
    assets)                                6,354      9.2        5,519     8.0        6,899    10.0
    Tier I capital (to risk-weighted
    assets)                                5,872      8.5        2,759     4.0        4,139     6.0
    Tier I capital (to average assets)     5,872      7.2        3,272     4.0        4,090     5.0

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------


NOTE 13:  WALDEN/SMITH FINANCIAL GROUP, INC. (PARENT ONLY) FINANCIAL INFORMATION


                           CONDENSED BALANCE SHEETS

                                                               DECEMBER 31
                                                        -----------------------
              ASSETS                                         2000       1999
              ------                                    ------------ ----------
Investment in First Community Bank                      $12,838,018  $6,110,462
Cash in subsidiary bank                                   1,597,094   1,679,534
Investment securities available for sale                    190,084           0
Prepaid income tax                                          154,295     140,806
Loans receivable                                            967,438     150,000
Other assets                                                137,344     154,868
                                                        -----------  ----------
     TOTAL ASSETS                                       $15,884,273  $8,235,670
                                                        ===========  ==========

       LIABILITIES AND STOCKHOLDERS' EQUITY
       ------------------------------------
Income taxes payable                                    $         0  $        0
Payable to subsidiary bank - taxes                          147,414      88,832
Other liabilities                                            16,350       8,811
                                                        -----------  ----------
     Total Liabilities                                      163,764      97,643

Stockholders' Equity                                     15,720,509   8,138,027
                                                        -----------  ----------

     TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                            $15,884,273  $8,235,670
                                                        ===========  ==========


                       CONDENSED STATEMENTS OF EARNINGS

                                                     YEARS ENDED DECEMBER 31
                                             ----------------------------------
                                                2000        1999        1998
                                             ---------  -----------  ----------
     INCOME
     ------
Dividends from subsidiary bank               $       0  $         0  $  354,139
Interest income                                105,812       50,542      37,401
                                             ---------  -----------  ----------
     Total Income                              105,812       50,542     391,540
                                             ---------  -----------  ----------

     EXPENSES
     --------
Salaries and employee benefits                  98,511      251,189     264,891
Other expenses                                 194,578      198,903      40,305
                                             ---------  -----------  ----------
     Total Expenses                            293,089      450,092     305,196
                                             ---------  -----------  ----------

Earnings (Losses) before Taxes and Equity in
   Undistributed Earnings of Subsidiary Bank  (187,277)    (399,550)     86,344
Applicable income tax (benefit)                (60,660)     (84,701)   (101,812)
                                             ---------  -----------  ----------

Earnings (Losses) before Equity in
   Undistributed Earnings of Subsidiary Bank  (126,617)    (314,849)    188,156

Equity in undistributed earnings of
   subsidiary bank                             931,127      261,239     246,185
                                             ---------  -----------  ----------

     NET EARNINGS (LOSS)                     $ 804,510  $   (53,610) $  434,341
                                             =========  ===========  ==========

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  -----------------------------------------

NOTE 13:  WALDEN/SMITH FINANCIAL GROUP, INC. (PARENT ONLY) FINANCIAL INFORMATION
                                 (Continued)

                      CONDENSED STATEMENTS OF CASH FLOWS

                                                                  YEARS ENDED DECEMBER 31
                                                         ---------------------------------------
                                                            2000          1999           1998
                                                         -----------  ------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
Dividends received from subsidiary bank                  $        0   $         0    $   354,139
Income taxes paid                                          (586,509)     (181,359)      (133,839)
Interest received                                           102,056        76,789          7,644
Cash paid to employees and suppliers                       (174,396)     (484,257)      (257,487)
Collections on ESOP debt                                     42,817             0              0
Cash received from subsidiary bank for taxes                628,970       233,188        274,336
                                                         -----------  ------------   ------------
     Net Cash Provided by (Used in) Operating Activities     12,938      (355,639)       244,793
                                                         -----------  ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
-------------------------------------
Purchase of equipment and vehicles                                0        (6,826)        (3,600)
Collections on notes receivable                              25,000       285,000              0
Purchase of First Community Bank stock                            0    (1,025,010)       (35,285)
Purchase of goodwill                                              0             0        (20,853)
(Increase) decrease in cash value of life insurance               0        15,735         (4,840)
Purchase of loan                                           (500,000)            0       (175,000)
Proceeds from sale of equipment                              29,000             0         32,000
Net cash received from acquired institution                 350,622             0              0
Purchase of other assets                                          0       (50,000)             0
                                                         -----------  ------------   ------------
     Net Cash Used in Investing Activities                  (95,378)     (781,101)      (207,578)
                                                         -----------  ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
Proceeds from issuance of common stock                            0     2,542,680              0
                                                         -----------  ------------   ------------
     Net Cash Provided by Financing Activities                    0     2,542,680              0
                                                         -----------  ------------   ------------

Net Increase (Decrease) in Cash                             (82,440)    1,405,940         37,215

Cash at beginning of the period                           1,679,534       273,594        236,379
                                                         -----------  ------------   ------------

CASH AT END OF THE PERIOD                                $1,597,094   $ 1,679,534    $   273,594
                                                         ===========  ============   ============

Reconciliation of Net Earnings to Net Cash Provided
by Operating Activities:
   Net earnings (loss)                                   $  804,510   $   (53,610)   $   434,371
   Undistributed earnings of subsidiary bank               (931,127)     (261,239)      (246,215)
   Depreciation and amortization                              6,512         3,384          3,602
   Noncash contribution                                      21,000             0              0
   Loss on sale of equipment                                      0             0             71
   Management stock bonus plan                               10,936         4,400              0
   (Increase) decrease in receivable from/payable to
      subsidiary bank                                        58,582       223,920       (117,952)
   (Increase) decrease in interest receivable                (3,756)       26,247        (29,757)
   (Increase) decrease in ESOP debt                          42,817             0              0
   (Increase) decrease in prepaid tax and expenses            5,671      (140,475)        37,830
   Increase (decrease) in accrued income tax                      0      (105,676)       105,676
   Increase (decrease) in deferred income tax                     0       (10,310)        12,800
   Increase (decrease) in other liabilities                  (2,207)      (42,280)        44,367
                                                         -----------  ------------   ------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                $   12,938   $  (355,639)   $   244,793
                                                         ===========  ============   ============

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------


NOTE 14:  RESTRICTIONS ON CASH AND DUE FROM BANKS

The Company's bank subsidiary is required to maintain noninterest-bearing average reserve balances of $25,000 with the Federal Reserve Bank.

NOTE 15:  RELATED PARTY TRANSACTIONS

Loans include a demand note receivable from W & W Ranch, which is 100% owned by major (42.6%) stockholders of Walden/Smith FinanciaL Group, Inc. The balance of the note receivable was $125,000 and $150,000 at December 31, 2000 and 1999, respectively. This note bears interest at 7.00% per annum.

Under the provisions of an agreement with the above-referenced major (42.6%) stockholder, the Bank paid $90,000 in 2000 for consulting services provided by the stockholder during the year 2000.

In December 2000, a major (42.6%) stockholder purchased three vehicles from the Bank at book value, which was $37,080.


NOTE 16:  EMPLOYEE BENEFIT PLAN

The Company's bank subsidiary has adopted a paired profit sharing plan, First Community Bank 401(k) Plan, as of January 1, 1998. The elective deferral and employer, matching provisions of the Plan became effective June 1, 1998. The Plan is available to employees who have attained the age 5 of 21, with one or more years of service and who work at least 1,000 hours per year. Employees may voluntarily contribute 1% to 15% of their gross compensation on a pretax basis up to a maximum of $10,500 in 2000. The Bank makes a matching contribution of 50% of each participant's salary reduction contributions up to $8,000. The Bank's contributions to the 401(k) Plan were $35,050, $32,074 and $18,381 for the years ended December 31, 2000, 1999 and 1998, respectively.

As a result of the merger with Rainbow Investment Co., Inc. as of March 1, 2000, an Employee Stock Ownership Plan (ESOP) is in effect, which only covers the full-time employees of the former Bank of Tuckerman, who have completed at least one year of service and have attained age 21.

Contributions to the plan are discretionary. The management of the former Bank of Tuckerman, now operating as First Community Bank has in the past funded the ESOP plan in amounts at least equal to the annual principal and interest due on the related ESOP obligation detailed below.

In November 1993, Rainbow Investment Company, Inc. advanced the ESOP $642,250 to be used to purchase stock for the plan. This advance (note) is payable over fifteen (15) years with annual principal payments of $42,816, plus interest at a variable rate not to exceed 8%. This note is now secured by unallocated shares of Walden/Smith Financial Group, Inc. stock.

This benefit plan is scheduled to be terminated in the year 2001. The unallocated shares are to be sold to third parties and the ESOP note collected in full. This note receivable is reported in with the Loans on the December 31, 2000 consolidated balance sheet.

The Bank's contribution to this plan for the year ended December 31, 2000 was $76,901.


NOTE 17:  MANAGEMENT STOCK BONUS PLAN

The Company has a "Restricted Management Stock Bonus Plan" for the purpose of retaining and compensating certain senior management employees. The plan has not been formally adopted as of February 5, 2001; however, when adopted, it is to be effective January 1, 1999. It provides for the allocation of "share rights" annually to selected senior management employees (participants). The allocation value will be equal to ten percent (10%) of the participants' gross earnings. The annual value will be divided by the Company year-end book value per share to determine the number of shares to allocate to each participant. Under the Plan, actual shares would not be issued, or vested, until the participant's tenth year in the Plan, or sooner in the case of death of such participant, or in case of the sale of the Company. The Company may purchase the shares from the participant at 1.333 times book value, either by Company choice (option) or participant choice (option).

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

NOTE 17:  MANAGEMENT STOCK BONUS PLAN (Continued)

Rights for 536 shares and 393 shares were issued for years 2000 and 1999 respectively. Expense recognized in these two years was $10,936 and $4,400. Based on the December 31, 2000 book value, these share rights (929) would have an option value of $107,764.

The Plan also has a "Change of Control" provision that ensures the participants of a ten-year benefit by accruing, and vesting, an additional annual benefit for each year remaining in the original ten-year vesting period. A change of control occurs when the stock ownership of two major stockholders falls below forty-five percent (45%) collectively.

NOTE 18:  COMMON STOCK TRANSACTIONS

In October 1998, the Parent amended its articles of incorporation to authorize 250,000 shares of common, no-par value stock. Also in October 1998, the stockholders of the Parent authorized a stock split of 70,292 to 700, effective at that time. All common stock and per-share data have been restated to reflect this stock split.

In September 1998, the Parent initiated efforts to raise additional capital by use of a confidential private offering, which was finalized March 15, 1999, offering up to 70,000 shares of common stock at a price of $105 per share. Between April 2, and June 30, 1999, a total of 24,216 shares were issued for a total of $2,542,680.

The minority stockholders of the Bank have exchanged their Bank stock for 708 shares of the Parent stock. This exchange was part of the confidential private stock offering that was made dated March 15, 1999.

Pursuant to an agreement and plan of merger, the Parent issued 81,666 shares of common stock to stockholders of Rainbow Investment Company, Inc. on March 1, 2000. See Note 1.


NOTE 19:  RESTRICTIONS ON DIVIDENDS

There are no restrictions on the amount of dividends that are allowed to be paid by Walden/Smith Financial Group, Inc. to its stockholders. However, the Bank must have approval of the Arkansas State Bank Department in order to pay dividends in excess of 75% of current year and the prior year net income after taxes.

NOTE 20:  EARNINGS PER SHARE AND BOOK VALUE PER SHARE

Basic earnings (losses) per share ("EPS") are computed based on the weighted average shares outstanding during the year. The year 2000 weighted average shares outstanding gives effect to the 81,666 common shares issued March 1, 2000 in the merger with Rainbow Investment Company, Inc. The 1999 weighted average shares outstanding gives effect to the common shares issued between April 2, 1999 and June 30, 1999. The diluted earnings (losses) per share for 2000 give effect to the shares to be available to certain key employees as designated in the Company's "Restricted Management Stock Bonus Plan", effective January 1, 1999. There were no dilutive share equivalents for 1998. Book value per share is based on the number of shares outstanding at December 31, 2000 (176,882).

A reconciliation of the numerator and denominator of both basic and dilutive EPS is shown below:

                                                              DECEMBER 31
                                                           -------------------
                                                               2000     1999
                                                           ----------   ------
              Basic weighted average shares outstanding       163,681   83,482
              Share rights (Management Stock Bonus Plan)          393        0
                                                           ----------   ------


              Diluted Weighted Average Shares Outstanding     164,074   83,482
                                                           ==========   ======

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20:  EARNINGS PER SHARE AND BOOK VALUE PER SHARE (Continued)

The five hundred thirty-six (536) share rights available for the year 2000 in the Company's "Restricted Management Stock Bonus Plan" were awarded in 2001, and therefore, would have no impact on weighted average shares outstanding, nor on diluted ESP amounts for 2000.

NOTE 21:  JONESBORO OPERATIONS

In December 1998, the Bank received authorization from the Arkansas State Bank Department to open a full-service bank branch in Jonesboro, Arkansas in 1999. A staff was hired, and the branch began operation on January 4, 1999. First Community Bank's main office has been relocated to the Jonesboro facility at 1700 Highland Drive.

NOTE 22:  OTHER COMPREHENSIVE INCOME

The following table presents a reconciliation of the net change in unrealized gains (losses) on available-for-sale securities:

                                             BEFORE TAX TAX (EXPENSE) NET OF TAX
                                               AMOUNT      BENEFIT      AMOUNT
                                            ----------- ------------- ----------
2000:
-----
Net unrealized gains and tax effect at
   February 29, 2000                        $ 85,700    $ (29,138)    $56,562

Net change in unrealized gains (losses) on
   available-for-sale securities from
   March 1 - December 31, 2000                82,709      (28,121)     54,588
Less:  Reclassifications for gains (losses)
            included in earnings                   0            0           0

                                            --------   ----------   ---------
Net Change in Unrealized Gains (Losses) on
   Available-for-Sale Securities            $168,409      (57,259)    111,150
                                            ========   ==========   =========

NOTE 23:  AGREEMENT WITH POCAHONTAS BANCORP, INC.

On January 4, 2001, the Company, on behalf of its stockholders, executed an agreement with Pocahontas Bancorp, Inc., Pocahontas, Arkansas for the sale of the outstanding stock of Walden/Smith Financial Group, Inc. The agreement is subject to regulatory approval. Pocahontas Bancorp, Inc. owns and operates Pocahontas Federal Savings and Loan Association, a federally chartered savings and loan, with total assets of $401 million on September 30, 2000.

NOTE 24:  CONTINGENCY

The Bank is involved in litigation with Bank of Oklahoma, dba Transfund, over termination of a contract. Transfund is asking for $96,488 in damages plus legal cost. The Bank has set forth substantial defenses. The ultimate resolution of this matter is not expected to have a material adverse effect on the Company's financial position. No provisions have been made in the financial statements for this claim.

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
           CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
           --------------------------------------------------------

                                                    MARCH 31       DECEMBER 31
                                                      2001             2000
                                                 ------------------------------
                                                    (UNAUDITED)
ASSETS
------

Cash and Cash Equivalents                        $  5,743,588     $  9,369,809
Cash surrender value of life insurance                281,593                -
Investment securities - trading                       190,084                -
Investment securities held-to-maturity             14,469,676       11,574,424
Investment securities available-for-sale            6,173,516        6,526,509
Loans receivable, net                             119,902,487      124,630,235
Premises and equipment, net                         6,700,110        6,530,848
Accrued interest receivable                         1,930,624        1,985,530
Federal Home Loan Bank Stock, at cost                 845,900          833,200
Other assets                                        2,388,868        1,157,982
                                                 ------------     ------------

     TOTAL ASSETS                                $158,626,446     $162,608,537
                                                 ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Deposits                                         $138,230,066     $142,305,123
Federal Home Loan Bank advances                     3,448,727        3,465,098
Other liabilities                                   1,026,644        1,117,807
                                                 ------------     ------------
     Total Liabilities                            142,705,437      146,888,028
                                                 ------------     ------------

Stockholders' Equity
   Common stock                                        17,688           17,688
   Additional paid-in capital                      10,307,025       10,369,154
   Retained earnings                                5,477,993        5,222,517
   Accumulated other comprehensive income             118,303          111,150
                                                 ------------     ------------
     Total Stockholders' Equity                    15,921,009       15,720,509
                                                 ------------     ------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $158,626,446     $162,608,537
                                                 ============     ============

See notes to condensed consolidated financial statements.

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
     CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
     --------------------------------------------------------------------
                                  (UNAUDITED)

                                                    Three Months Ended March 31,
                                                   -----------------------------
                                                        2001           2000
                                                   -------------   -------------
INTEREST INCOME
  Loans Receivable                                    $ 2,656,614 $ 1,451,018
  Investment Securities                                   451,625     162,528
                                                      ----------- -----------
         Total interest income                          3,108,239   1,613,546

INTEREST EXPENSE
  Deposits                                              1,810,850     822,657
  Borrowed funds                                           62,651       9,524
                                                      ----------- -----------
         Total Interest Expense                         1,873,501     832,181

NET INTEREST INCOME                                     1,234,738     781,365

PROVISION FOR LOAN LOSSES                                 131,053      23,928
                                                      ----------- -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES     1,103,685     757,437

OTHER INCOME:
  Fees and service charges                                160,275      78,151
  Other                                                    22,201       4,282
                                                      ----------- -----------
         Total other income                               182,476      82,433

OPERATING EXPENSES:
  Compensation and benefits                               496,264     283,635
  Occupancy and Equipment                                 233,281     130,948
  FDIC deposit insurance premium                           28,559       9,120
  Professional fees                                        87,457      66,051
  Advertising                                              55,089      16,952
  State Bank Department Fees                               17,853       8,666
  Other                                                   125,807      81,666
                                                      ----------- -----------
         Total Operating Expenses                       1,044,310     597,038

                                                      ----------- -----------
INCOME BEFORE TAXES                                       241,851     242,832
INCOME TAXES                                               63,840     115,934
                                                      ----------- -----------
NET INCOME                                                178,011     126,898

OTHER COMPREHENSIVE INCOME, NET OF TAX:
  Unrealized holding gain on available
     for sale securities arising during period              7,153      60,962
                                                      ----------- -----------
COMPREHENSIVE INCOME                                  $   185,164 $   187,860
                                                      =========== ===========


See notes to condensed consolidated financial statements.

               WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                -----------------------------------------------
                                  (UNAUDITED)

                                                              Three Months Ended
                                                                    March 31,
                                                           --------------------------
                                                               2001        2000
                                                           ------------- ------------
     OPERATING ACTIVITIES
     --------------------
Net income                                                $   178,011     126,898
Adjustments to reconcile net earnings to net
   cash used by operating activities:
   Depreciation and amortization                               11,966       9,223
   Provision for loan losses                                  131,053      23,928
Net changes in:
   Cash surrender value of life insurance policies           (281,593)    (46,386)
   Accrued interest receivable                                 54,906     (60,013)
   Other assets                                            (1,230,886) (6,420,592)
   Other liabilities                                          (75,827) (4,547,969)
                                                          ------------ -----------

     Net Cash Used by Operating Activities                 (1,212,370) (10,914,911)
                                                          ------------ -----------

     INVESTING ACTIVITIES
     --------------------
Net decrease (increase) in loans                            4,596,695  (5,429,637)
Proceeds from maturities of available-for-sale securities           -     537,179
Purchases of available-for-sale securities                 (2,737,890)          -
Purchase of premises and equipment                           (181,228)   (752,461)
                                                          ------------ -----------

     Net Cash Provided By Investing Activities              1,677,577  (5,644,919)
                                                          ------------ -----------

     FINANCING ACTIVITIES
     --------------------
Increase (decrease) in deposits                            (4,075,057)  9,821,941
Increase (decrease) in FHLB advances                          (16,371)     (9,607)
Proceeds from issuance of common stock                              -   6,604,693
                                                          ------------ -----------

     Net Cash Provided By (Used In) Financing Activities   (4,091,428) 16,417,027
                                                          ------------ -----------

Net increase (decrease) in cash and cash equivalents       (3,626,221)   (142,803)

Cash and cash equivalents at the beginning of the period    9,369,809   4,142,573
                                                          ------------ -----------

Cash and cash equivalents at the end of the period          5,743,588   3,999,770
                                                          ============ ===========

See notes to condensed consolidated financial statements.

              WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                MARCH 31, 2001
                                  (UNAUDITED)


1. The accompanying unaudited condensed consolidated financial statements have been prepared by Walden/Smith Financial Group, Inc. and Subsidiaries ("Walden") in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission.

The unaudited consolidated financial statements as of March 31, 2001 and for the three month periods ended March 31, 2001 and 2000, include, in the opinion of management, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the financial results for the respective interim periods. The results of operations for the three-month period ended March 31, 2001 are not necessarily indicative of results of operations to be expected for the entire fiscal year ending December 31, 2001. The accompanying interim consolidated financial statements have been prepared under the presumption that users of the interim consolidated financial information have either read or have access to the audited consolidated financial statements for the year ended December 31, 2000. Accordingly, certain footnote disclosures have been omitted from these interim consolidated financial statements. It is suggested that these interim consolidated financial statements be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2000 and the notes thereto.

2.  SUBSEQUENT EVENT
On May 15, 2001, Pocahontas Bancorp, Inc. completed its acquisition of Walden. As part of the acquisition, Walden's stockholders received an aggregate of $27.4 million for all of the issued and outstanding common stock of Walden.

              WALDEN/SMITH FINANCIAL GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                MARCH 31, 2001
                                  (UNAUDITED)


1. The accompanying unaudited condensed consolidated financial statements have been prepared by Walden/Smith Financial Group, Inc. and Subsidiaries ("Walden") in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission.

The unaudited consolidated financial statements as of March 31, 2001 and for the three month periods ended March 31, 2001 and 2000, include, in the opinion of management, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the financial results for the respective interim periods. The results of operations for the three-month period ended March 31, 2001 are not necessarily indicative of results of operations to be expected for the entire fiscal year ending December 31, 2001. The accompanying interim consolidated financial statements have been prepared under the presumption that users of the interim consolidated financial information have either read or have access to the audited consolidated financial statements for the year ended December 31, 2000. Accordingly, certain footnote disclosures have been omitted from these interim consolidated financial statements. It is suggested that these interim consolidated financial statements be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2000 and the notes thereto.

2.  SUBSEQUENT EVENT
On May 15, 2001, Pocahontas Bancorp, Inc. completed its acquisition of Walden. As part of the acquisition, Walden's stockholders received an aggregate of $27.4 million for all of the issued and outstanding common stock of Walden.